AMENDMENT TO
                              FORBEARANCE AGREEMENT


        THIS AMENDMENT TO FORBEARANCE AGREEMENT (hereinafter, this
"Amendment") is entered into as of December __, 1998 between PLUMA, INC., a North Carolina corporation (the "Borrower") and NATIONSBANK, N.A., as Agent for and on behalf of the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement (defined below).

                                    RECITALS

        WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of April 23, 1998, as amended by that certain First Amendment to Credit Agreement and Waiver between the Borrower and the Agent for and on behalf of the Lenders dated as of August 27, 1998, by that certain Second Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of September 30, 1998, by that Third Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of November 16, 1998 and by that certain Fourth Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of December 11, 1998 (as further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement").

        WHEREAS, the following Events of Default exist under the Credit Agreement (collectively as the "Acknowledged Events of Default"): (1) as of the fiscal quarter ended September 30, 1998, the Consolidated Parties have failed to maintain the minimum Fixed Charge Coverage Ratio required by Section 7.11(b) of the Credit Agreement, (2) as of the fiscal quarter ended September 30, 1998, the Consolidated Parties have failed to maintain the minimum Consolidated Net Worth required by Section 7.11(d) of the Credit Agreement, and (3) as of the fiscal quarter ended September 30, 1998, the Consolidated Parties have failed to maintain the minimum Consolidated EBITDA required by Section 7.11(e) of the Credit Agreement.

        WHEREAS, the Borrower has requested that the Lenders waive the Acknowledged Events of Default, and the Lenders have refused that request.

        WHEREAS, the Borrower now has asked the Lenders to: (1) forbear exercising its rights and remedies arising from the Acknowledged Events of Default until December 31, 1998 (the "Forbearance Termination Date") and continue to make available to the Borrower the Loans provided under the Credit Agreement and (2) release the Robinson Indemnity Receivables (defined below). The Agent, on behalf of the Lenders, has agreed to do so, but only upon the terms and conditions set forth herein.



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        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Forbearance. The Agent hereby agrees, for and on behalf of the Lenders, that it shall, subject to the terms and conditions set forth herein, forbear exercising its and their rights and remedies arising exclusively as a result of the Acknowledged Events of Default until the Forbearance Termination Date; provided, however, that the Agent shall be free to exercise any or all of its rights and remedies arising on account of the Acknowledged Events of Default at any time after the occurrence of a Forbearance Default (defined below).

        2. Amendment to Credit Agreement. Simultaneously with the execution of this Amendment, the Borrower shall execute and deliver to the Agent, on behalf of the Lenders, a Third Amendment to Credit Agreement (the "Third Amendment") in form of that attached hereto as Exhibit A.

        3. Assignment of Cash Collateral Account. Simultaneously with the execution of this Amendment, the Borrower, pursuant to Section 7.20 of the Credit Agreement, shall execute and deliver to the Agent, on behalf of the Lenders, an Assignment of Cash Collateral Account (the "Assignment of Cash Collateral Account") in form of that attached hereto as Exhibit B.

        4. Consultant Authorization Letters. On or before November 16, 1998, the Borrower shall have executed and delivered to each of the Borrower's Consultants an authorization letter in substantially the form of that attached hereto as Exhibit C, with copies thereof delivered to the Agent.

        5. Inventory Appraisal. The Borrower hereby acknowledges that the Agent has given the Borrower reasonable notice that the Agent intends to exercise its rights under Section 7.10 of the Credit Agreement to appoint an independent appraiser to visit Borrower's facilities and appraise the Borrower's inventory during normal business hours on any business days between the date hereof and the Forbearance Termination Date as may be chosen by the Agent.

        6. October 29, 1998 Cash Flow Report Reconciliation. On or before November 12, 1998, the Borrower shall supply to the Agent a true and accurate reconciliation report, prepared by or with the material assistance of PwC, reflecting a comparison between the Consolidated Parties' actual cash flow computations through November 6, 1998 and that projected through such date on that certain Projected 13 Week Cash Flow Analysis dated as of October 29, 1998 previously supplied by the Borrower to the Agent and the Lenders.

        7. Forbearance Defaults. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Agent or the Lenders to forbear the exercise of any of the rights and remedies available to the Agent and/or the Lenders under the Credit Agreement and the other Credit Documents (all of which rights and remedies are hereby expressly reserved by the Agent, on

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behalf of the Lenders) upon and after the occurrence of a Forbearance Default.
The term "Forbearance Default" shall mean the existence or occurrence of any or all of: (a) any Default or Event of Default under the Credit Agreement or any other Credit Document other than the Acknowledged Events of Default or (b) a breach by the Borrower of any term of this Amendment. The Agent, on behalf of the Lenders, shall be free to exercise any or all of its rights and remedies arising on account of any Default or Event of Default under the Credit Agreement or any other Credit Document upon the earlier of: (x) the occurrence of a Forbearance Default or (y) the Forbearance Termination Date.

        8. Conditions Precedent. As conditions precedent to the effectiveness of this Amendment, on or before the date hereof:

               (a) The Agent shall have received original duly executed counterparts of this Amendment duly executed by the Credit Parties and the Agent;

               (b) The Borrower shall have executed and delivered to the Agent the Third Amendment;

               (c) The Borrower shall have executed and delivered to the Agent the Assignment of Cash Collateral Account; and

               (d) The Borrower shall have delivered to the Agent an opinion of counsel to the Borrower in form and substance satisfactory to the Agent as to the due authorization, execution, delivery and enforceablility of this Amendment, the Third Amendment and the Assignment of Cash Collateral Agreement.

        9. Release. The Borrower hereby releases the Agent, the Lenders, and the Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

        10. Expenses. Upon demand therefor, the Borrower shall pay all out-of-pocket expenses incurred by the Agent in connection with the negotiation, drafting and execution of this Amendment and the exhibits hereto, including without limitation reasonable fees and expenses of the Agent's counsel.

        11. Borrower's Representations. The Borrower hereby represents and warrants as follows:

               (a) The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment.


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               (b) This Amendment has been duly executed and delivered by the
        Borrower and constitutes the Borrower's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

               (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

        12. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

        13.    GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NORTH CAROLINA.


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        Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                    PLUMA, INC., A NORTH CAROLINA CORPORATION

                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________


                                    NATIONSBANK, N.A.,
                                    as Agent for and on behalf of
                                    the Lenders

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________




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